Exhibit 5.1
Holland & Knight Letterhead
July 1, 2005
Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission, on or about June 30, 2005, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offering of up to 5,945,124 shares of common stock, par value $.01 per share, which may be issued by the Company and sold by the selling security holders as described in the Registration Statement (the “Shares”). The Shares may be issued under the terms of the Company’s Series D Convertible Preferred Stock and Series E Warrants which are both described in the Registration Statement.

We have acted as counsel to the Company in connection with the Registration Statement and are relying upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary in connection with the opinions expressed below.

Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the “Base Opinion”), that when issued, the Shares will be legally issued and fully paid and non-assessable shares of common stock of the Company.

Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that (i) the Shares which may be issued by the Company pursuant to the Certificate of Designations of the Series D Convertible Preferred Stock of the Company, as filed with the Missouri Secretary of State on June 10, 2005 (the “Certificate of Designations”), upon the conversion of any shares of such Series D Convertible Preferred Stock, when issued in accordance with the terms of the Certificate of Designations, will be duly authorized and legally issued, fully paid and non-assessable shares of the common stock of the Company; and (ii) the Shares which may be issued by the Company upon the exercise of the Series E Warrants, when issued in accordance with the terms of the Series E Warrants, will be duly authorized and legally issued, fully paid and non-assessable shares of the common stock of the Company.

This opinion is limited to the present laws of the State of Florida and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as presently known to us.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/HOLLAND & KNIGHT LLP

ANNEX A
July 1, 2005

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441

Re:    Registration Statement on Form S-3 for 5,945,124 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 par value.

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about July 1, 2005 by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended, the offering of 5,945,124 shares of the Company’s common stock, $0.01 par value (the “Shares”) which may be issued by the Company as described in the Registration Statement, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, Board of Directors resolutions relating to the offering of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and is validly existing under the laws of the State of Missouri;

2.
The Shares which may be issued by the Company pursuant to the Certificate of Designations of the Series D Convertible Preferred Stock of the Company, as filed with the Missouri Secretary of State on June 10, 2005 (the “Certificate of Designations”), upon the conversion of any shares of the Company’s Series D Convertible Preferred Stock, and to be registered by the Company pursuant to the Registration Statement will have been, when issued in accordance with the terms of the Certificate of Designations, duly authorized and legally issued, fully paid and non-assessable shares of the common stock of the Company; and

3.
The Shares which may be issued by the Company upon the exercise of each of the Series E Warrants, and to be registered by the Company pursuant to the Registration Statement will, when issued in accordance with the terms of the Series E Warrants, have been duly authorized and legally issued, fully paid and non-assessable shares of the common stock of the Company.

We consent to the filing of this opinion as Annex A to Exhibit 5.1 to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,
/s/ Thompson Coburn